Exhibit 99.1

Red Hat Reports Fiscal First Quarter Results

    RALEIGH, N.C.--(BUSINESS WIRE)--June 17, 2003--

  GAAP Net Income Of $1.5 Million and $0.01 Per Share, Record $5.5 Million in Operating Cash Flows, and 36% Increase in Deferred Revenues
                         Highlight the Quarter

    Red Hat, Inc. (Nasdaq: RHAT), the world's premier open source and Linux provider, today reported financial results for its first quarter of fiscal year 2004. The company's fiscal first quarter ended on May 31, 2003. These results are provided in full GAAP format.
    In the first quarter of fiscal 2004, Red Hat achieved revenue of $27.2 million, a sequential increase of 5% compared to $25.9 million in the fourth quarter of fiscal 2003, and a year-over-year increase of 39%.
    For the first quarter of fiscal 2004, the company achieved net income of $1.5 million, or $0.01 per share. This compares to a net loss of $273,000, or break-even per share, in the prior quarter, and a net loss of $4.6 million, or $0.03 per share, in the same quarter a year ago.
    The company generated $5.5 million in positive cash flows from operations during the first quarter, which represents its fourth consecutive quarter of positive cash flows from operations. The company ended the first quarter with a cash and investments balance of $300 million, a sequential increase of $7.7 million and a year-over-year increase of $13.5 million.
    For the first quarter of fiscal 2004, the company increased its deferred revenue balance to $24.1 million, an increase of $6.3 million, or 36% as compared to the fourth quarter of fiscal 2003, and an increase of $14.8 million or 159% as compared to the same prior year quarter.
    The company reported a net operating loss of $1.1 million, compared to a net operating loss of $2.4 million in the prior quarter and a net operating loss of $7.2 million in the first quarter of the prior year.

    Highlights for the first quarter include:

    First quarter sales of annual subscriptions for the Red Hat Enterprise Linux family of technologies increased sequentially by 2,000, or 10%, to 23,500 subscriptions.
    Subscription revenues from Enterprise Technologies grew 14% sequentially and 104% year-over-year.
    Blended gross margins remained strong at 68%, while gross margins of Enterprise subscription technologies, including retail revenues, also remained strong at 82%.
    Continued scaling of the business model, as the sequential reduction in the company's operating loss of $1.3 million equated to the sequential increase in revenues.
    "Red Hat continues to show strong operating performance, including solid growth in cash flows, deferred revenues, and net income, which translates into continued leverage of our business model", stated Kevin Thompson, Executive Vice President and Chief Financial Officer.

    About Red Hat, Inc.

    Red Hat is the world's premier open source and Linux provider. Red Hat is headquartered in Raleigh, N.C. and has offices worldwide. For investor inquiries, contact Gabriel Szulik at Red Hat, 919/754-3700, x44439. More information about Red Hat is available at .

    FORWARD-LOOKING STATEMENTS

    Forward-looking statements in this press release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release that are not strictly historical statements, including, without limitation, management's plans and objectives for future operations and management's assessment of market factors, constitute forward-looking statements which involve risks and uncertainties. These risks and uncertainties include, without limitation, reliance upon strategic relationships, management of growth, the possibility of undetected software errors, the risks of economic downturns generally, and in Red Hat's industry specifically, the risks associated with competition and competitive pricing pressures, the viability of the Internet, and other risks detailed in Red Hat's filings with the Securities and Exchange Commission, copies of which may be accessed through the SEC's Web site at http://www.sec.gov.


                             RED HAT, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands - except per share amounts)


                                            Three Months Ended
                                     -------------------------------
                                       May 31,  Feb. 28,  May 31,
                                        2003      2003     2002
                                     -------------------------------
                                               (Unaudited)
Subscription and services
 revenue:
  Subscription:
       Enterprise technologies       $ 12,289   $ 10,777    $ 6,029
       Retail                           4,462      2,845      3,586
       Embedded                           646        810      1,041
                                     --------   --------   --------

         Total subscription
          revenue                      17,397     14,432     10,656
                                     --------   --------   --------
  Services:
       Enterprise technologies          9,039     10,691      7,817
       Embedded development
        services                          746        768      1,049
                                     --------   --------   --------

          Total services
           revenue                      9,785     11,459      8,866
                                     --------   --------   --------

           Total subscription
            and services revenue       27,182     25,891     19,522
                                     --------   --------   --------

Cost of subscription and services
 revenue:
  Subscription:
       Enterprise technologies and
        retail                          2,974      2,542      1,868
       Embedded                           129        122        121
                                     --------   --------   --------

          Total cost of
           subscription
           revenue                      3,103      2,664      1,989
                                      --------  --------   --------
  Services:
       Enterprise technologies          4,865      4,936      4,119
       Embedded development
        services                          784        788      1,161
                                     --------   --------   --------

          Total cost of
           services revenue             5,649     5,724      5,280
                                     --------   --------   --------

           Total cost of
            subscription and
            services revenue            8,752      8,388      7,269
                                     --------   --------   --------

Gross profit enterprise
 technologies and retail               17,951     16,835     11,445
Gross profit
 embedded                                 479        668        808
                                     --------   --------   --------

  Total gross profit                   18,430     17,503     12,253

Operating expense:
  Sales and marketing                   8,752      8,435      7,806
  Research and development              5,779      6,248      4,787
  General and administrative            4,072      4,189      3,375
  Mergers and acquisitions and
   other                                    -          -      2,164/a
  Stock-based compensation and
   amortization of intangibles            902/b      989/b    1,334/b
                                     --------   --------   --------

  Total operating expense              19,505     19,861     19,466
                                     --------   --------   --------

Loss from operations                   (1,075)    (2,358)    (7,213)
Other income (expense), net             2,581      2,085      2,886
                                     --------   --------   --------

Income (loss) before extraordinary
 item                                   1,506       (273)    (4,327)
Extraordinary item-loss on disposal
 of discontinued operations                 -         -        (261)/c
                                      --------  --------   --------

Net income (loss)                    $  1,506      ($273)   ($4,588)
                                     ========   ========   ========


Basic income (loss) per common
 share

Net income (loss) before
 extraordinary item                  $   0.01     ($0.00)    ($0.03)
Extraordinary item-loss on disposal
 of discontinued operations                -           -     ($0.00)
                                     --------   --------   --------

Net income (loss)                    $   0.01     ($0.00)    ($0.03)
                                     ========    ========   ========

Diluted income (loss) per common
 share

Net income (loss) before
 extraordinary item                  $   0.01     ($0.00)    ($0.03)
Extraordinary item-loss on disposal
 of discontinued operations                 -          -     ($0.00)
                                     --------   --------     -------

Net income (loss)                    $   0.01     ($0.00)     ($0.03)
                                     ========   ========     ========

Weighted average shares
 outstanding:
  Basic                               171,146    170,656     169,826
  Diluted                             180,671    170,656     169,826

   /a This amount represents costs related to integration of acquisitions, primarily severance and duplicate facilities, that are not part of recurring operations and a restructuring charge representing severance costs associated with the completion of the restructuring of our embedded business which began in Q4 of fiscal 2002.
   /b This amount represents amortization of deferred compensation which was primarily related to acquisitions made in prior periods and amortization of intangible assets related to acquisitions made by the Company.

   /c This amount represents severance and facility closure costs.


                             RED HAT, INC.
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                                ASSETS
                                                 May 31,  Feb. 28,
                                                  2003      2003
                                                 -------   -------

Assets:
 Cash and investments in debt
  securities                                   $300,007   $292,340
 Accounts receivable, net                        18,105     17,429
 Estimated earnings in excess of billings         7,656      6,978
 Inventory                                          818        799
 Prepaid expenses and other assets                8,994      8,993
 Property and equipment, net                     23,975     22,972
 Goodwill and intangibles, net                   40,919     40,828
                                               ---------  ---------

   Total assets                                $400,474   $390,339
                                               =========  =========

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
 Accounts payable                                $3,493     $5,502
 Accrued expenses                                 7,150      7,614
 Deferred revenue                                24,110     17,779
 Deferred lease credits                           5,476      5,382
 Other liabilities                               17,355     17,641
                                                 -------   -------

   Total liabilities                             57,584     53,918
Commitments and contingencies                         -         -
Stockholders' equity:
 Noncontrolling interest in
  subsidiary                                        143        115
 Preferred stock                                      -          -
 Common stock                                        17         17
 Additional paid-in capital                     632,813    630,798
 Deferred compensation                           (1,501)    (2,403)
 Accumulated deficit                           (288,898) (290,404)
 Treasury stock, at cost                         (7,436)    (7,436)
 Accumulated other comprehensive
  income                                          7,752      5,734
                                                --------  --------

   Total stockholders' equity                   342,890    336,421
                                                --------  --------

   Total liabilities and
    stockholders' equity                       $400,474   $390,339
                                               =========  ========

   Note: Balance sheet as presented above is not classified with regard to GAAP maturities of cash and investments in debt Securities.

                              CashFlow
                             RED HAT, INC.
                           CASH FLOW SUMMARY
                            (In thousands)

                                     Three Months       Three Months
                                        Ended               Ended
                                     May 31, 2003       May 31, 2002
                                    ---------------------------------

Net income (loss)                    $    1,506       $     (4,588)
Non-cash expenses                         2,819              4,838
Net change in working capital items       1,179             (5,597)
                                    ---------------- ----------------

Net  cash provided by (used in)
 operating activities                    5,504              (5,347)

Cash flows from investing
 activities:
   Purchases of property and
    equipment                           (1,493)             (1,459)
   Net change in market value
    of debt securities                   1,422                 779
                                    ---------------- -----------------

Net cash provided by (used in)
 investing activities                      (71)               (680)

Net cash provided by financing
 activities                              1,636               5,271

Effect of foreign currency exchange
 rates on cash and cash equivalents        598                 336
                                    ---------------- -----------------

Net increase in cash and investments     7,667                (420)
Cash and investments at beginning of
 period                                292,340             286,977
                                    ---------------- -----------------

Cash and investments at end of
 period                              $ 300,007         $   286,557
                                    ================= ================

    CONTACT: Red Hat, Inc.
             Leigh Day, 919/754-3700, lday@redhat.com;
             Gabriel Szulik, Investor Relations Manager, 919/754-3700 gszulik@redhat.com